EXTENSION AGREEMENT

                                  BY AND AMONG

                             KONINKLIJKE AHOLD N.V.,

                             AHOLD ACQUISITION, INC.

                                       AND

                   THE STOCKHOLDERS LISTED ON EXHIBIT 1 HERETO

                            Dated as of May 19, 1999

                               EXTENSION AGREEMENT

          EXTENSION AGREEMENT (this "Agreement") dated as of May 19, 1999, among KONINKLIJKE AHOLD N.V., a company organized under the laws of The Netherlands ("Parent"), AHOLD ACQUISITION, INC., a company organized under the laws of Delaware and an indirect wholly owned subsidiary of Parent ("Sub") and the other parties signatory hereto (individually, a "Stockholder" and, collectively, the "Stockholders"). Terms used but not otherwise defined herein shall have the meanings ascribed to them in the Merger Agreement (as defined below).

                              W I T N E S S E T H :

          WHEREAS, Parent, Sub and SMG-II Holdings Corporation, a company organized under the laws of Delaware (the "Company"), entered into an Agreement and Plan of Merger, dated as of March 9, 1999 (the "Merger Agreement"), pursuant to which the parties thereto agreed to merge Sub with and into the Company (the "Merger");

          WHEREAS, as an inducement and a condition to entering into the Merger Agreement, the Stockholders entered into a Stockholders Agreement, dated as of March 9, 1999 (the "Stockholders Agreement") with Parent and Sub;

          WHEREAS, there is now pending an action in the Court of Chancery of the State of Delaware, styled Elliot Wolfson v. Supermarkets General Holdings Corporation, et al., C.A. No. 17047 (the "Action");

          WHEREAS, the Action was filed by plaintiff ("Plaintiff") as a putative class action against Supermarkets General Holdings Corporation, a company organized under the laws of Delaware ("SMGH"), the Company, Sub, and certain individual defendants (the "Director Defendants"), seeking, inter alia, injunctive and declaratory relief and/or monetary relief with respect to the Tender Offer;

          WHEREAS, SMGH, the Company, Sub, the Director Defendants and Plaintiff have agreed to settle the Lawsuit pursuant to the Memorandum of Understanding, dated May 19, 1999, and related settlement agreements (the "Settlement");

          NOW, THEREFORE, in consideration of the foregoing and the mutual premises, representations, warranties, covenants and agreements contained herein, the parties hereto, intending to be legally bound, hereby agree as follows:

          1. Extension of Termination Date. Parent, Sub and the Stockholders hereby agree that notwithstanding clause (ii) of Section 9 of the Stockholders Agreement, in the event that either Sub or the Company elect to extend the termination date set forth in Section 8.1(c) of the Merger Agreement pursuant to the Settlement (the "Extended Merger Termination Date"), the date set forth in clause (ii) of Section 9 of the Stockholders Agreement shall be deemed to be extended to a date that is two (2) months after the Extended Merger Termination Date.

          2. Miscellaneous.

          (a) Further Assurances. From time to time, at the other party's request and without further consideration, each party hereto shall execute and deliver such additional documents and take all such further lawful action as may be necessary or desirable to consummate and make effective, in the most expeditious manner practicable, the transactions contemplated by this Agreement.

          (b) No Third Party Beneficiaries. This Agreement is not intended to be for the benefit of, and shall not be enforceable by, any person or entity who or which is not a party hereto.

          (c) Counterparts. This Agreement may be executed in two or more counterparts, and by the different parties hereto in separate counterparts, each of which when executed shall be deemed to be an original but all of which taken together shall constitute one and the same agreement. Delivery of an executed counterpart of a signature page to this Agreement by telecopier shall be effective as delivery of a manually executed counterpart of this Agreement.

          IN WITNESS WHEREOF, Parent, Sub and each Stockholder have caused this Agreement to be duly executed as of the day and year first above written.



                                         KONINKLIJKE AHOLD N.V.



                                         By: /s/ C.H. van der Hoeven
                                           -------------------------------------
                                           Name: C.H. van der Hoeven
                                           Title: President



                                         AHOLD ACQUISITION, INC.



                                         By: /s/ Robert G. Tobin
                                           -------------------------------------
                                           Name: Robert G. Tobin
                                           Title: President

                                         MERRILL LYNCH CAPITAL APPRECIATION
                                           PARTNERSHIP NO. IX, L.P.

                                         By MERRILL LYNCH LBO PARTNERS
                                           NO. II, L.P., as General Partner

                                         By MERRILL LYNCH CAPITAL PARTNERS,
                                           INC., as General Partner


                                         By /s/ James V. Caruso
                                           -------------------------------------
                                           Name: James V. Caruso
                                           Title: Vice President



                                         ML OFFSHORE LBO PARTNERSHIP NO. IX

                                         By MERRILL LYNCH LBO PARTNERS NO. II,
                                           L.P., as Investment General Partner

                                         By MERRILL LYNCH CAPITAL PARTNERS,
                                           INC., as General Partner


                                         By /s/ James V. Caruso
                                           -------------------------------------
                                           Name: James V. Caruso
                                           Title: Vice President



                                         ML EMPLOYEES LBO PARTNERSHIP
                                           NO. I, L.P.

                                         By ML EMPLOYEES LBO MANAGERS, INC.,
                                           as General Partner


                                         By /s/ James V. Caruso
                                           -------------------------------------
                                           Name: James V. Caruso
                                           Title: Vice President



                                         ML IBK POSITIONS, INC.


                                         By /s/ James V. Caruso
                                           -------------------------------------
                                           Name: James V. Caruso
                                           Title: Vice President

                                         MERCHANT BANKING L.P. NO. 1

                                         By MERRILL LYNCH MBP INC., as
                                           General Partner


                                         By /s/ James V. Caruso
                                           -------------------------------------
                                           Name: James V. Caruso
                                           Title: Vice President



                                         MERRILL LYNCH KECALP L.P. 1987

                                         By KECALP INC., as General Partner


                                         By /s/ James V. Caruso
                                           -------------------------------------
                                           Name: James V. Caruso
                                           Title: Vice President



                                         MERRILL LYNCH CAPITAL APPRECIATION
                                           PARTNERSHIP NO. B-X, L.P.

                                         By MERRILL LYNCH LBO PARTNERS NO. B-II,
                                           L.P., as General Partner

                                         By MERRILL LYNCH CAPITAL PARTNERS,
                                           INC., as General Partner


                                         By /s/ James V. Caruso
                                           -------------------------------------
                                           Name: James V. Caruso
                                           Title: Vice President



                                         ML OFFSHORE LBO PARTNERSHIP NO. B-X

                                         By MERRILL LYNCH LBO PARTNERS NO. B-II,
                                           L.P., as Investment General Partner

                                         By MERRILL LYNCH CAPITAL PARTNERS,
                                           INC., as General Partner


                                         By /s/ James V. Caruso
                                           -------------------------------------
                                           Name: James V. Caruso
                                           Title: Vice President



                                         MLCP ASSOCIATES L.P. NO. II

                                         By MERRILL LYNCH CAPITAL PARTNERS,
                                           INC., as General Partner


                                         By /s/ James V. Caruso
                                           -------------------------------------
                                           Name: James V. Caruso
                                           Title: Vice President



                                         MERCHANT BANKING L.P. NO. IV

                                         By MERRILL LYNCH MBP, INC., as General
                                           Partner


                                         By /s/ James V. Caruso
                                           -------------------------------------
                                           Name: James V. Caruso
                                           Title: Vice President

                                         MERRILL LYNCH KECALP L.P. 1989

                                         By KECALP INC., as General Partner


                                         By /s/ James V. Caruso
                                           -------------------------------------
                                           Name: James V. Caruso
                                           Title: Vice President



                                         MERRILL LYNCH KECALP L.P. 1991

                                         By KECALP INC., as General Partner


                                         By /s/ James V. Caruso
                                           -------------------------------------
                                           Name: James V. Caruso
                                           Title: Vice President



                                         THE EQUITABLE LIFE ASSURANCE SOCIETY OF
                                           THE UNITED STATES


                                         By /s/ U. Peter C. Gummeson
                                           -------------------------------------
                                           Name: U. Peter C. Gummeson
                                           Title: Investment Officer



                                         EQUITABLE DEAL FLOW FUND, L.P.

                                         By EQUITABLE MANAGED ASSETS, L.P., as
                                           General Partner

                                         By THE EQUITABLE LIFE ASSURANCE SOCIETY
                                           OF THE UNITED STATES, as General
                                           Partner


                                         By /s/ U. Peter C. Gummeson
                                           -------------------------------------
                                           Name: U. Peter C. Gummeson
                                           Title: Investment Officer



                                         JAMES L. DONALD, INDIVIDUAL STOCKHOLDER


                                         /s/ James L. Donald
                                         ---------------------------------------
                                         James L. Donald

Name of Stockholder                    Class of Company Stock      Stockholder
--------------------------------------------------------------------------------
Merrill Lynch Capital Appreciation
  Partnership No. IX, L.P.             Class A Common Stock        488,704.8
--------------------------------------------------------------------------------
ML Offshore LBO Partnership No. IX     Class A Common Stock         12,424.7
--------------------------------------------------------------------------------
ML Employees LBO Partnership No. I,
  L.P.                                 Class A Common Stock         12,148.6
--------------------------------------------------------------------------------
ML IBK Positions, Inc.                 Class A Common Stock         21,258.9
--------------------------------------------------------------------------------
Merchant Banking L.P. No. 1            Class A Common Stock          8,119
--------------------------------------------------------------------------------
Merrill Lynch KECALP L.P. 1987         Class A Common Stock          7,344
--------------------------------------------------------------------------------
The Equitable Life Assurance
Society of  the United States          Class B Common Stock        150,000
--------------------------------------------------------------------------------
Equitable Deal Flow Fund, L.P.         Class B Common Stock        150,000
--------------------------------------------------------------------------------
Merrill Lynch Capital Appreciation
  Partnership No. B-X, L.P.            Series A Preferred Stock    133,043
--------------------------------------------------------------------------------
ML Offshore LBO Partnership No. B-X    Series A Preferred Stock     40,950
--------------------------------------------------------------------------------
MLCP Associates L.P. No. II            Series A Preferred Stock      1,740
--------------------------------------------------------------------------------
ML IBK Positions, Inc.                 Series A Preferred Stock     46,344.5
--------------------------------------------------------------------------------
Merchant Bank L.P. No. IV              Series A Preferred Stock      3,779
--------------------------------------------------------------------------------
Merrill Lynch KECALP, L.P. 1989        Series A Preferred Stock      7,000
--------------------------------------------------------------------------------
Merrill Lynch KECALP, L.P. 1991        Series A Preferred Stock      3,874.5
--------------------------------------------------------------------------------
The Equitable Life Assurance
Society of the United States           Series B Preferred Stock     84,134
--------------------------------------------------------------------------------
Equitable Deal Flow Fund, L.P.         Series B Preferred Stock     84,135
--------------------------------------------------------------------------------
James Donald                           Series C Preferred Stock      8,520
--------------------------------------------------------------------------------